Exhibit 99.1

PENN Entertainment, Inc. Reports Second Quarter Results
WYOMISSING, PA (August 7, 2025) - PENN Entertainment, Inc. (“PENN” or the “Company”) (Nasdaq: PENN) today reported financial results for the three and six months ended June 30, 2025.
Jay Snowden, Chief Executive Officer and President, said: “PENN’s diverse portfolio of retail properties delivered another solid quarter. Our Interactive segment generated record gaming revenue in both online sports betting (“OSB”) and online casino (“iCasino”), driven by ongoing product enhancements and the advantages of our unique omnichannel ecosystem. Corporate overhead costs in the quarter included approximately $9.4 million of legal and advisory expenses. Through August 6, 2025, we have repurchased $115.3 million of shares and remain committed to our previously stated goal to repurchase at least $350 million of shares this year.
Retail property level highlights1:
•Revenues of $1.4 billion;
•Adjusted EBITDAR of $489.6 million; and
•Adjusted EBITDAR margins of 33.8%.
“Customer demand in our core business was stable as properties not impacted by new supply grew revenue by nearly 4% year-over-year,” said Mr. Snowden. “Property-level performance was highlighted by theoretical revenue growth across all rated age and worth segments, as well as positive trends in unrated play, visitation, and spend per visit. Omnichannel engagement continues to benefit our results, with online-to-retail player count and theoretical revenue growing year-over-year by 8% and 28%, respectively. After years of absorbing new supply, we are excited to deliver the first of our development projects with the upcoming opening of the new Hollywood Casino in Joliet on August 11, 20252. The remainder of our development projects remain on budget and on schedule.
Interactive segment highlights:
•Revenues of $316.1 million (including tax gross up of $137.9 million); and
•Adjusted EBITDA loss of $62.0 million.
“Record gaming revenues and operational discipline contributed to another quarter of strong year-over-year flow through. These results include approximately $2.9 million in severance costs, incurred as part of strategic workforce adjustments that drive efficiencies while supporting a modern, scalable technology infrastructure. Our standalone Hollywood iCasino app is continuing to expand its reach with over 70% of its gaming revenue life-to-date (through June 30) generated by users that are newly acquired, retail native, or reactivated. We also recently enhanced our ESPN BET offering by introducing engaging features such as Player Insights which allow customers to evaluate player statistics in relation to player prop bets. And this football season marks the exciting launch of FanCenter, which leverages our
1 Property level consists of retail operating segments which are composed of our Northeast, South, West, and Midwest reportable segments.
2 Subject to regulatory approvals

connectivity with the ESPN ecosystem to enable players to bet on their favorite teams, players, and fantasy lineups through ESPN BET,” concluded Mr. Snowden.
Share Repurchase Authorization Update
During the three months ended June 30, 2025, the Company repurchased 5,835,467 shares of its common stock in open market transactions for $90.3 million at an average price of $15.47 per share. During the six months ended June 30, 2025, the Company repurchased 7,249,349 shares of its common stock in open market transactions for $115.3 million at an average price of $15.90 per share.
As of August 6, 2025, the remaining availability under our December 2022 Authorization was $634.4 million.
Liquidity and Financial Position
On June 20, 2025, the Company announced the final settlement terms of separate and privately negotiated note repurchase transactions for certain of its outstanding 2.75% Convertible Notes due 2026 (the “Convertible Notes”) for an aggregate cash payment of approximately $233.5 million (the “Note Repurchase Transaction”). The Note Repurchase Transaction eliminated approximately 9.6 million potentially dilutive shares that were associated with the Convertible Notes. The Company has $106.7 million in aggregate principal amount of Convertible Notes outstanding as of June 30, 2025.
Total liquidity as of June 30, 2025 was $1.2 billion inclusive of $671.6 million in Cash and cash equivalents. Traditional net debt as of the end of the quarter was $2.1 billion.

Summary of Second Quarter Results

	For the three months ended June 30,
(in millions, except per share data, unaudited)	2025	2024
Revenues	$1,765.0	$1,663.0
Net loss	$(18.3)	$(27.1)

Adjusted EBITDA (1)	$236.1	$212.1
Rent expense associated with triple net operating leases (2)	156.0	154.9
Adjusted EBITDAR (1)	$392.1	$367.0
Cash payments to our REIT Landlords under Triple Net Leases (3)	$240.0	$237.2

Diluted loss per common share	$(0.12)	$(0.18)
(1)For more information, definitions, and reconciliations see the “Non-GAAP Financial Measures” section below.
(2)Consists of the operating lease components contained within our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (Nasdaq: GLPI) (“GLPI”), that was amended and restated effective January 1, 2023 (referred to as the AR PENN Master Lease); our triple net master lease entered in conjunction with and coterminous to the AR PENN Master Lease (referred to as the 2023 Master Lease); as well as our individual triple net leases with VICI Properties Inc. (NYSE: VICI) (“VICI”) for the real estate assets used in the operations of Margaritaville Resort Casino (referred to as the Margaritaville Lease) and Hollywood Casino at Greektown (referred to as the Greektown Lease) and referred to collectively as our “triple net operating leases.” The expense related to operating lease components contained within our triple net operating leases are recorded as “General and administrative” within the unaudited Consolidated Statements of Operations.
(3)Consists of total cash payments made to GLPI and VICI (referred to collectively as our “REIT Landlords”) under our triple net operating leases (as defined above), the Pinnacle Master Lease, and the Morgantown Lease and collectively referred to as our “Triple Net Leases.”
Adjusted EPS
The following table reconciles diluted loss per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

	For the three months ended June 30,
	2025	2024
Diluted loss per share	$(0.12)	$(0.18)
Impairment loss	0.10	—
Insurance recoveries, net of deductible charges	—	(0.02)
Loss on disposal of assets	—	0.06
Transaction related expenses	0.01	0.01
Pre-opening expenses	0.03	—
Legal matters inclusive of litigation settlements	0.06	(0.05)
Non-operating items:
Loss on early extinguishment of debt	0.08	—
Loss (gain) related to debt and equity investments	(0.01)	0.03
Other income	(0.02)	(0.03)
Foreign currency transaction loss	0.01	—
Income tax impact on net loss adjustments (1)	(0.04)	—
Adjusted EPS	$0.10	$(0.18)
(1)    The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Segment Information
The Company aggregates its operations into five reportable segments: Northeast, South, West, Midwest, and Interactive.

	For the three months ended June 30,		For the six months ended June 30,
(in millions, unaudited)	2025	2024	2025	2024
Revenues:
Northeast segment (1)	$711.6	$696.3	$1,392.5	$1,381.0
South segment (2)	302.2	298.2	590.5	596.7
West segment (3)	137.7	135.3	267.4	264.1
Midwest segment (4)	297.0	298.1	579.9	589.3
Interactive (5)	316.1	232.6	606.2	440.3
Other (6)	5.7	5.9	11.0	11.9
Intersegment eliminations (7)	(5.3)	(3.4)	(10.0)	(13.4)
Total revenues	$1,765.0	$1,663.0	$3,437.5	$3,269.9

Segment Adjusted EBITDAR (8):
Northeast segment (1)	$209.5	$204.7	$403.7	$407.3
South segment (2)	104.8	111.4	208.1	224.9
West segment (3)	53.5	50.6	99.2	96.5
Midwest segment (4)	121.8	129.9	235.6	246.9
Interactive (5)	(62.0)	(102.8)	(151.0)	(298.8)
Other (6)	(35.5)	(26.8)	(74.3)	(53.6)
Total Adjusted EBITDAR (9)	$392.1	$367.0	$721.3	$623.2
(1)The Northeast segment consists of the following properties: Ameristar East Chicago, Hollywood Casino at Greektown, Hollywood Casino Bangor, Hollywood Casino at Charles Town Races, Hollywood Casino Columbus, Hollywood Casino Lawrenceburg, Hollywood Casino Morgantown, Hollywood Casino at PENN National Race Course, Hollywood Casino Perryville, Hollywood Casino Toledo, Hollywood Casino York, Hollywood Gaming at Dayton Raceway, Hollywood Gaming at Mahoning Valley Race Course, Marquee by PENN, Hollywood Casino at The Meadows, and Plainridge Park Casino.
(2)The South segment consists of the following properties: 1st Jackpot Casino, Ameristar Vicksburg, Boomtown Biloxi, Boomtown Bossier City, Boomtown New Orleans, Hollywood Casino Gulf Coast, Hollywood Casino Tunica, L’Auberge Baton Rouge, L’Auberge Lake Charles, and Margaritaville Resort Casino.
(3)The West segment consists of the following properties: Ameristar Black Hawk, Cactus Petes and Horseshu, M Resort Spa Casino, and Zia Park Casino.
(4)The Midwest segment consists of the following properties: Ameristar Council Bluffs, Argosy Casino Alton, Argosy Casino Riverside, Hollywood Casino Aurora, Hollywood Casino Joliet, our 50% investment in Kansas Entertainment, LLC, which owns Hollywood Casino at Kansas Speedway, Hollywood Casino St. Louis, Prairie State Gaming, and River City Casino.
(5)The Interactive segment includes all of our online sports betting, online casino/iCasino and social gaming operations, management of retail sports betting, and media. Interactive revenues are inclusive of a tax gross-up of $137.9 million and $82.1 million for the three months ended June 30, 2025 and 2024, respectively, and $266.1 million and $198.7 million for the six months ended June 30, 2025 and 2024, respectively.
(6)The Other category, included in the tables to reconcile the segment information to the consolidated information, consists of the Company’s stand-alone racing operations, namely Sanford-Orlando Kennel Club, Sam Houston and Valley Race Park, the Company’s joint venture interests in Freehold Raceway (which ceased operations on December 28, 2024) and our management contract for Retama Park Racetrack. The Other category also includes corporate overhead, which consist of certain expenses, such as: payroll, professional fees, travel expenses, and other general and administrative expenses that do not directly relate to or have not otherwise been allocated. Corporate overhead was $38.7 million and $24.5 million for the three months ended June 30, 2025 and 2024, respectively, and $74.7 million and $49.4 million for the six months ended June 30, 2025 and 2024, respectively. Corporate overhead for the three and six months ended June 30, 2025, include $9.4 million and $17.1 million, respectively, of legal and advisory costs related to activist activity in connection with our 2025 annual meeting of shareholders.
(7)Primarily represents the elimination of intersegment revenues associated with our retail sportsbooks, which are operated by PENN Interactive.
(8)See definition of “Segment Adjusted EBITDAR” within the “Reportable Segment Measures” section below.
(9)As noted within the “Non-GAAP Financial Measures” section below, Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric or for reconciliation purposes.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Reconciliation of Comparable GAAP Financial Measure to Adjusted EBITDA and
Adjusted EBITDAR

	For the three months ended June 30,		For the six months ended June 30,
(in millions, unaudited)	2025	2024	2025	2024
Net income (loss)	$(18.3)	$(27.1)	$93.2	$(142.0)
Income tax (benefit) expense	6.4	(3.2)	54.1	(15.8)
Interest expense, net	95.9	119.4	206.7	238.5
Interest income	(2.1)	(5.8)	(5.3)	(12.9)
Income from unconsolidated affiliates	(13.3)	(7.8)	(20.9)	(15.0)
Gain on financing arrangement	—	—	(215.1)	—
Loss on early extinguishment of debt	11.8	—	11.8	—
Other (income) expenses	(2.9)	(1.0)	(4.2)	0.3
Operating income	77.5	74.5	120.3	53.1
Stock-based compensation	16.1	14.2	31.7	26.1
Cash-settled stock-based awards variance (1)	(3.1)	(3.1)	(6.3)	(11.1)
Loss on disposal of assets	0.1	9.1	0.3	8.9
Pre-opening expenses	4.4	—	4.9	—
Depreciation and amortization	110.5	109.1	218.5	217.8
Impairment loss (2)	15.0	—	15.0	—
Insurance recoveries, net of deductible charges	—	(2.7)	—	(2.7)
Income from unconsolidated affiliates	13.3	7.8	20.9	15.0
Non-operating items of equity method investments (3)	1.1	1.0	2.2	2.1
Other expenses (4)	1.2	2.2	1.9	4.3
Adjusted EBITDA	236.1	212.1	409.4	313.5
Rent expense associated with triple net operating leases	156.0	154.9	311.9	309.7
Adjusted EBITDAR	$392.1	$367.0	$721.3	$623.2
(1)Our cash-settled stock-based awards are adjusted to fair value each reporting period based primarily on the price of the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period could cause significant variances to budget on cash-settled stock-based awards.
(2)Relates to an impairment charge in our Midwest segment.
(3)Consists primarily of depreciation expense associated with our Kansas Entertainment joint venture.
(4)Consists of non-recurring transaction costs and, prior to August 1, 2024, finance transformation costs associated with the implementation of our new Enterprise Resource Management system.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(in millions, except per share data, unaudited)	2025	2024	2025	2024
Revenues
Gaming	$1,367.7	$1,332.3	$2,666.0	$2,590.6
Food, beverage, hotel, and other	397.3	330.7	771.5	679.3
Total revenues	1,765.0	1,663.0	3,437.5	3,269.9
Operating expenses
Gaming	869.7	871.1	1,723.5	1,750.6
Food, beverage, hotel, and other	282.0	219.6	546.9	470.8
General and administrative	410.3	388.7	813.3	777.6
Depreciation and amortization	110.5	109.1	218.5	217.8
Impairment loss	15.0	—	15.0	—
Total operating expenses	1,687.5	1,588.5	3,317.2	3,216.8
Operating income	77.5	74.5	120.3	53.1
Other income (expenses)
Interest expense, net	(95.9)	(119.4)	(206.7)	(238.5)
Interest income	2.1	5.8	5.3	12.9
Income from unconsolidated affiliates	13.3	7.8	20.9	15.0
Gain on financing arrangement	—	—	215.1	—
Loss on early extinguishment of debt	(11.8)	—	(11.8)	—
Other	2.9	1.0	4.2	(0.3)
Total other income (expenses)	(89.4)	(104.8)	27.0	(210.9)
Income (loss) before income taxes	(11.9)	(30.3)	147.3	(157.8)
Income tax benefit (expense)	(6.4)	3.2	(54.1)	15.8
Net income (loss)	(18.3)	(27.1)	93.2	(142.0)
Net loss attributable to non-controlling interest	0.9	0.3	1.2	0.5
Net income (loss) attributable to PENN Entertainment, Inc.	$(17.4)	$(26.8)	$94.4	$(141.5)

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.12)	$(0.18)	$0.63	$(0.93)
Diluted earnings (loss) per share	$(0.12)	$(0.18)	$0.59	$(0.93)

Weighted-average common shares outstanding—basic	149.0	152.1	150.6	152.0
Weighted-average common shares outstanding—diluted	149.0	152.1	164.7	152.0

Selected Financial Information and GAAP to Non-GAAP Reconciliations

(in millions, unaudited)	June 30, 2025	December 31, 2024
Cash and cash equivalents	$671.6	$706.6

Total traditional debt	$2,820.3	$2,596.1
Cash and cash equivalents	(671.6)	(706.6)
Traditional net debt (1)	$2,148.7	$1,889.5

Amended Revolving Credit Facility due 2027	$467.5	$—
Amended Term Loan A Facility due 2027	467.5	481.3
Amended Term Loan B Facility due 2029	970.0	975.0
5.625% Notes due 2027	400.0	400.0
4.125% Notes due 2029	400.0	400.0
2.75% Convertible Notes due 2026	106.7	330.5
Other long-term obligations	8.6	9.3
Total traditional debt	2,820.3	2,596.1
Financing obligation (2)	—	201.2
Debt discounts and debt issuance costs	(20.9)	(26.6)
	$2,799.4	$2,770.7

Total traditional debt	$2,820.3	$2,596.1
Cash and cash equivalents	(671.6)	(706.6)
Cash rent payments to REIT landlords for the trailing twelve months (3)	7,659.2	7,603.2
	$9,807.9	$9,492.7

Adjusted EBITDAR for the trailing twelve months	$1,390.4	$1,292.3

Lease-adjusted net leverage ratio (1)	7.1x	7.3x
Traditional net leverage (1)	5.0x	5.5x
(1)See “Non-GAAP Financial Measures” section below for more information as well as the definitions of Traditional net debt, Lease-adjusted net leverage ratio, and Traditional net leverage.
(2)Represented cash proceeds received and non-cash interest on certain claims of which the principal repayment was contingent and classified as a financing obligation under Accounting Standards Codification Topic 470, “Debt” in the prior year.
(3)Amount equals 8 times the total cash rent payments to REIT landlords for the trailing twelve months.
Cash Flow Data
The table below summarizes certain cash expenditures incurred by the Company.

	For the three months ended June 30,		For the six months ended June 30,
(in millions, unaudited)	2025	2024	2025	2024
Cash payments to our REIT Landlords under Triple Net Leases	$240.0	$237.2	$480.0	$473.0
Cash payments related to income taxes, net	$25.7	$0.3	$6.0	$0.9
Cash paid for interest on traditional debt	$21.1	$33.1	$57.8	$82.2
Capital expenditures	$159.4	$88.2	$284.6	$129.6

Reportable Segment Measures
Segment Adjusted EBITDAR is our measure of profit or loss for our reportable segments and underlying operating segments. We define Segment Adjusted EBITDAR as earnings before interest expense, net, interest income, income taxes, depreciation and amortization, stock-based compensation, debt extinguishment charges, impairment losses, insurance recoveries, net of deductible charges, changes in the estimated fair value of our contingent purchase price obligations, gain or loss on disposal of assets, the difference between budget and actual expense for cash-settled stock-based awards, pre-opening expenses, loss on disposal of a business, non-cash gains/losses associated with REIT transactions, and other. Segment Adjusted EBITDAR excludes rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Segment Adjusted EBITDAR is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net, and depreciation and amortization) added back for our Kansas Entertainment, LLC joint venture. Segment Adjusted EBITDAR margin is Segment Adjusted EBITDAR divided by related segment revenues.
Non-GAAP Financial Measures
The Non-GAAP Financial Measures used in this press release include Adjusted EBITDA, Adjusted EBITDAR, Adjusted EPS, Traditional net debt, Traditional net leverage ratio, and Lease-adjusted net leverage ratio. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.
We define Adjusted EBITDA as earnings before interest expense, net, interest income, income taxes, depreciation and amortization, stock-based compensation, debt extinguishment charges, impairment losses, insurance recoveries, net of deductible charges, changes in the estimated fair value of our contingent purchase price obligations, gain or loss on disposal of assets, the difference between budget and actual expense for cash-settled stock-based awards, pre-opening expenses, loss on disposal of a business, non-cash gains/losses associated with REIT transactions, and other. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net, and depreciation and amortization) added back for our Kansas Entertainment, LLC joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases with our REIT landlords. Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.
Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions, and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Adjusted EBITDA calculations certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.
We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric. Management believes that Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as a supplemental disclosure because (i) we believe Adjusted EBITDAR is traditionally used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) Adjusted EBITDAR is one of the metrics used by other financial analysts in valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate; and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate. However, Adjusted EBITDAR when presented on a consolidated basis is not a financial measure in accordance with GAAP, and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the rent expense associated with our triple net operating leases and is provided for the limited purposes referenced herein.
Adjusted EPS is diluted earnings or loss per share adjusted to exclude gains/losses on the disposal of a business; non-cash gains/losses associated with REIT transactions; impairment losses; pre-opening expenses; debt extinguishment charges; gains/losses on the disposal of assets; foreign currency gains/losses; transaction related expenses; business interruption insurance proceeds; net gains/losses related to equity investments; and other.
Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company’s operations to assist investors in reviewing the Company’s operating performance over time. Management believes it is useful to exclude certain items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Further, management believes certain excluded items may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company’s performance.
We calculate Traditional net debt as Total traditional debt, which is the principal amount of debt outstanding (excludes the financing obligation associated with cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent) less Cash and cash equivalents. Management believes that Traditional net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to Traditional net debt, Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using Traditional net debt is that it subtracts Cash and cash equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.
The Company’s Traditional net leverage ratio is defined as Traditional net debt (as defined above) divided by Adjusted EBITDAR (as defined above) for the trailing twelve months less cash rent payments to REIT landlords for the trailing twelve months. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness with the cash generated from Company operations.
The Company’s Lease-adjusted net leverage ratio’s numerator is calculated as cash rent payments to REIT landlords for the trailing twelve months capitalized at 8 times plus Traditional net debt (as defined above). The Company’s Lease-adjusted net leverage ratio’s denominator is Adjusted EBITDAR (as defined above) for the trailing twelve months. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness (including leases) with the cash generated from Company operations.

Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the tables above, which present reconciliations of these measures to the GAAP equivalent financial measures.
Management Presentation, Conference Call, Webcast and Replay Details
PENN is hosting a conference call and simultaneous webcast at 9:00 a.m. E.T. today, both of which are open to the general public. During the call, management will review a presentation regarding the quarter and recent developments that can be accessed at http://investors.pennentertainment.com/events-and-presentations/presentations.
The conference call number is 203-518-9843 (conference ID: PENN); please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call at www.pennentertainment.com; allow 15 minutes to register, download, and install any necessary software. Questions and answers will be reserved for call-in analysts and investors. A replay of the call can be accessed for thirty days at http://www.pennentertainment.com.
This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, http://www.pennentertainment.com/corp/investors (select link for “Press Releases”).
About PENN Entertainment, Inc.
PENN Entertainment, Inc., together with its subsidiaries (“PENN,” or the “Company”), is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. PENN operates in 28 jurisdictions throughout North America, with a broadly diversified portfolio of casinos, racetracks, and online sports betting and iCasino offerings under well-recognized brands including Hollywood Casino®, L’Auberge®, ESPN BET™, and theScore BET Sportsbook and Casino®. PENN’s ability to leverage its partnership with ESPN, the “worldwide leader in sports,” and its ownership of theScore®, the top digital sports media brand in Canada, is central to the Company’s highly differentiated strategy to expand its footprint and efficiently grow its customer ecosystem. PENN’s focus on organic cross-sell opportunities is reinforced by its market-leading retail casinos, sports media assets, and technology, including a proprietary state-of-the-art, fully integrated digital sports and iCasino betting platform, and an in-house iCasino content studio (PENN Game Studios). The Company’s portfolio is further bolstered by its industry-leading PENN Play™ customer loyalty program, offering its over 32 million members a unique set of rewards and experiences.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations of future results of operations and financial condition, including, but not limited to, projections of revenue, Segment Adjusted EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other financial measures; the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results and customer growth and the impact of competition in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including the content for the ESPN BET and theScore BET and the further development of ESPN BET and theScore BET on our proprietary player account management system and risk and trading platforms; the benefits of the Sportsbook Agreement between the Company and ESPN; the Company’s expectations regarding its Sportsbook Agreement with ESPN and the future success of ESPN BET; the Company’s expectations with respect to share repurchases; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of theScore and the continued growth and monetization of the Company’s media business; the Company’s expectations that its portfolio of assets provides a benefit of geographically-diversified cash flows from operations; management’s plans and strategies for future operations, including statements relating to the Company’s plan to expand gaming operations through the implementation and execution of a disciplined capital expenditure program at our existing properties, the pursuit of strategic acquisitions and investments, and the development of new gaming properties, including the development projects and the anticipated benefits; improvements, expansions, or relocations of our existing properties; entrance into new jurisdictions; expansion of gaming in existing jurisdictions; strategic investments and acquisitions; cross-sell opportunities between our retail gaming, online sports betting, and iCasino businesses; our ability to obtain financing for our development projects on attractive terms; the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; and the actions of regulatory, legislative, executive, or judicial decisions at the federal, state, provincial, or local level with regard to our business and the impact of any such actions.
Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates or otherwise, including the impact of global supply chain disruptions, price inflation, changes in interest rates, economic downturns, changes in trade policies, and geopolitical and regulatory uncertainty; competition with other entertainment, sports content, and gaming experiences; the timing, cost and expected impact of product and technology investments; risks relating to operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; our ability to successfully acquire and integrate new properties and operations and achieve expected synergies from acquisitions; the availability of future borrowings under our Amended Credit Facilities or other sources of capital to enable us to service our indebtedness, make anticipated capital expenditures or pay off or refinance our indebtedness prior to maturity; the impact of indemnification obligations under the Barstool SPA; our ability to achieve the anticipated financial returns from the Sportsbook Agreement with ESPN, including due to fees, costs, taxes, or circumstances beyond the Company’s or ESPN’s control; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company and ESPN to terminate the Sportsbook Agreement between the companies; the ability of the Company and ESPN to agree to extend the initial 10-year term of the Sportsbook Agreement on mutually satisfactory terms, if at all, and the costs and obligations of such terms if agreed; the outcome of any legal proceedings that may be instituted against the Company, ESPN or their respective directors, officers or employees; the ability of the Company or ESPN to retain and hire key personnel; the impact of new or changes in current laws, regulations, rules or other industry standards; the impact of activist shareholders; adverse outcomes of litigation involving the Company, including litigation brought by activist shareholders; our ability to maintain our gaming licenses and concessions and comply with applicable gaming law, changes in current laws, regulations, rules or other industry standards, and additional factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

CONTACT:
Mike Nieves
SVP, Finance & Treasurer
PENN Entertainment, Inc.
610-373-2400

Joseph N. Jaffoni
JCIR
212-835-8500 or penn@jcir.com